UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  09/26/2006

Kreisler Manufacturing Corporation
(Exact name of registrant as specified in its charter)

Commission File Number:  0-4036

Delaware	22-1047792
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

180 Van Riper Avenue, Elmwood Park, NJ 07407
(Address of principal executive offices, including zip code)

201-791-0700
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 1.01.    Entry into a Material Definitive Agreement

On March 30, 2006, the Compensation Committee of the Board of Directors of the Registrant approved the Registrant's FY2006 Bonus Plan, which provides for a potential cash bonus of up to 50% of salary that each of Michael D. Stern, Co-President and CEO of the Company, and Edward A. Stern, Co-President and CFO of the Company, may earn upon the satisfaction of non-financial and financial objectives, including objectives for corporate profitability, cash flow improvement, top line growth and market share and non-core revenue improvement.

    On September 12, 2006, the Compensation Committee approved the granting of cash bonuses under the FY2006 Bonus Plan in the amounts of $57,750 to each of Michael D. Stern and Edward A. Stern.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kreisler Manufacturing Corporation

Date: September 26, 2006	By:	/s/ Edward A. Stern
Edward A. Stern
Co-President, Chief Financial Officer, Secretary and Treasurer